UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2023

Tracon Pharmaceuticals, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36818	34-2037594
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 La Jolla Village Drive, Suite 800
San Diego, California		92122
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 550-0780

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TCON	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 20, 2023, TRACON Pharmaceuticals, Inc. (the “Company”) announced the positive results of an ad hoc six-month independent data monitoring committee (“IDMC”) review for its ongoing ENVASARC Phase 2 pivotal trial.

The IDMC reviewed interim safety and efficacy data from more than 80 patients equally randomized into cohort C of single agent envafolimab or cohort D of envafolimab given in combination with Yervoy. Patients in cohort C who had at least two on study CT scans continued to demonstrate a double-digit ORR assessed by investigator and blinded independent central review. Envafolimab was well tolerated without a single greater than grade 2 drug related adverse event. A mandated interim analysis in the third quarter of 2023 is planned to be conducted after the 46th patient treated with envafolimab has completed a minimum of 12 weeks of efficacy evaluations and includes a futility rule that is being exceeded to date based on the current data.

The combination of envafolimab with Yervoy did not demonstrate the Company’s desired synergy compared to single agent envafolimab and the Company will terminate enrollment in cohort D, which is expected to result in a reduction in trial costs and potential acceleration of the timeline to final ENVASARC data. Enrollment of the separate trial of the Company’s CTLA-4 antibody YH001 with envafolimab and doxorubicin will continue, based on multiple responses seen in the Phase 1 portion of the trial to date that is designed to determine the optimal dose of YH001 in combination with envafolimab and doxorubicin. The Company expects to report YH001 trial data at the Connective Tissue Oncology Society annual meeting in November 2023.

Forward Looking Statement

Statements contained in this current report regarding matters that may occur in the future are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to statements in this current report regarding the timing and results of future data from, and analyses regarding, the Company’s clinical trials, the expected cost and timing benefits to the ENVASARC Phase 2 pivotal trial due to the Company’s termination of cohort D, and the timing and scope of enrollment in clinical trials. Such statements are subject to risks and uncertainties, and actual results may differ materially from those expressed or implied by such forward-looking statements. In particular, risks related to clinical development and regulatory approval of pharmaceutical products, including the variability of cost and timing of results, among other factors, could cause results to differ materially from those expressed or implied by such forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company undertakes no obligation to update any forward-looking statement in this press release, except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press release issued by TRACON Pharmaceuticals, Inc. on June 20, 2023.
104	Cover page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	June 20, 2023	By:	/s/ Charles P. Theuer, M.D., Ph.D.
Charles P. Theuer, M.D., Ph.D. President and Chief Executive Officer